UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2023

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Clark St Sharon PA 16146

Address of principal executive offices) (Zip Code)

 Registrant’s telephone number, including area code (412) 515-0896

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

         On December 26, 2023, Mawson Infrastructure Group (the "Company") entered into an Addendum to the Employment Agreement executed by the Company and its CEO and President Rahul Mewawalla (“Executive”) on May 22, 2023.

         The Addendum is intended to reflect that the Company did not make certain equity grants per the terms and timelines it was obligated to the Executive and provides benefits to the Executive to compensate the Executive. The Addendum provides for the Executive receiving fully vested restricted stock unit awards in calendar year 2024, but no later than October 31, 2024 as per the Addendum. The Addendum also updates certain provisions of the Employment Agreement as per the Addendum. The description set forth above is qualified in its entirety by reference to the form of the Addendum attached hereto.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Addendum to Employment Agreement by and between Mawson Infrastructure Group Inc. and Rahul Mewawalla, dated December 26, 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: December 29, 2023	By:	/s/ Greg Martin
Greg Martin
Chairman of the Board